                                                                 Exhibit 10.20.3


                             NOTE PURCHASE AGREEMENT

                            Dated as of March 1, 2001

                                      Among

                              FIB FUNDING TRUST II

                                    as Issuer

                            FIRST INTERNATIONAL BANK

                                   as Servicer

                            the LIQUIDITY PURCHASERS

                                  named herein

                      VARIABLE FUNDING CAPITAL CORPORATION

                                as a CP Purchaser

                          FIRST UNION SECURITIES, INC.,

                 as VFCC Deal Agent and as Administrative Agent

                            FIRST UNION NATIONAL BANK

                             as VFCC Liquidity Agent

                                TABLE OF CONTENTS

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
                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1  Certain Defined Terms.................................................................    1
         Section 1.2  Other Terms...........................................................................    7
         Section 1.3  Computation of Time Periods...........................................................    7


                                   ARTICLE II

                              THE PURCHASE FACILITY

         Section 2.1  Sale and Delivery of the Note.........................................................    7
         Section 2.2  The Purchases.........................................................................    9
         Section 2.3  Reduction of the Purchase Limit.......................................................    9
         Section 2.4  Increased Costs; Capital Adequacy; Illegality.........................................    9
         Section 2.5  Taxes.................................................................................   11


                                   ARTICLE III

                             CONDITIONS OF PURCHASES

         Section 3.1  Conditions Precedent to Initial Purchase..............................................   13
         Section 3.2  Conditions Precedent to Each Purchase.................................................   13


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1  Representations and Warranties of the Issuer and the Servicer.........................   14
         Section 4.2  Representations, Warranties and Agreements of the Purchasers..........................   18


                                    ARTICLE V

                                GENERAL COVENANTS

         Section 5.1  General Covenants of the Issuer.......................................................   19
         Section 5.2  General Covenants of the Servicer.....................................................   19

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
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                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 6.1  Indemnities by the Issuer.............................................................   20
         Section 6.2  Indemnities by the Servicer...........................................................   20

                                   ARTICLE VII

THE ADMINISTRATIVE AGENT, THE DEAL AGENTS AND THE LIQUIDITY AGENTS

         Section 7.1  Authorization and Action..............................................................   21
         Section 7.2  Delegation of Duties..................................................................   22
         Section 7.3  Exculpatory Provisions................................................................   22
         Section 7.4  Reliance..............................................................................   23
         Section 7.5  Non-Reliance on Deal Agents, Administrative Agents,
                      Liquidity Agents and Other Purchasers.................................................   24
         Section 7.6  Reimbursement and Indemnification.....................................................   24
         Section 7.7  Deal Agents, Administrative Agent and Liquidity Agents
                      in their Individual Capacities........................................................   24
         Section 7.8  Successor Deal Agents, Administrative Agent or Liquidity Agents.......................   25


                              ARTICLE VIII ASSIGNMENTS; PARTICIPATIONS

         Section 8.1  Assignments and Participations........................................................   25


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                              ARTICLE IX

                             MISCELLANEOUS

         Section 9.1  Amendments and Waivers................................................................   31
         Section 9.2  Notices, Etc..........................................................................   32
         Section 9.3  Ratable Payments......................................................................   32
         Section 9.4  No Waiver; Remedies...................................................................   33
         Section 9.5  Binding Effect........................................................................   33
         Section 9.6  Term of this Agreement................................................................   33
         Section 9.7  Governing Law.........................................................................   33
         Section 9.8  Waiver of Jury Trial..................................................................   33
         Section 9.9  Costs and Expenses....................................................................   33
         Section 9.10 No Proceedings........................................................................   34
         Section 9.11 Recourse Against Certain Parties......................................................   34
         Section 9.12 Confidentiality.......................................................................   35
         Section 9.13 Counterparts..........................................................................   36

                                      -ii-
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         Section 9.14 Limitation of Liability...............................................................   36
         Section 9.15 Inconsistencies.......................................................................   36

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

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
SCHEDULE I                 Conditions Precedent to Initial Purchase

EXHIBITS

EXHIBIT A                  Form of Compliance Certificate and Funding Notice
EXHIBIT B                  Form of Related Group Addition Notice
EXHIBIT C                  Form of Assignment and Acceptance
EXHIBIT D                  Form of CP Assignment and Acceptance

         NOTE PURCHASE AGREEMENT (the "Agreement"), dated as of March 1, 2001, by and among:

                  (1)      FIB FUNDING TRUST II (the "Issuer");

                  (2)      FIRST INTERNATIONAL BANK, as Servicer (the
                           "Servicer");

                  (3) the financial institutions listed on the signature pages of this Agreement under the heading "Liquidity Purchasers" and their respective successors and permitted assigns (the "Liquidity Purchasers");

                  (4) VARIABLE FUNDING CAPITAL CORPORATION, a Delaware corporation (together with its successors and permitted assigns, "VFCC"), as purchaser (a "CP Purchaser");

                  (5) FIRST UNION SECURITIES, INC., ("FUSI"), as agent for VFCC (a "Deal Agent" and the "VFCC Deal Agent"), and as administrative agent (the "Administrative Agent"); and

                  (6) FIRST UNION NATIONAL BANK, a national banking association ("First Union"), as liquidity agent for the VFCC Deal Agent (a "Liquidity Agent" and the "VFCC Liquidity Agent")

         IT IS AGREED as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1       Certain Defined Terms.

                  (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1. In addition, capitalized terms used but not defined herein have the meanings given to such terms in Appendix A to the Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of March 1, 2001, by and among the Issuer, the Servicer and the Indenture Trustee.

                  (b) As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

Act:  The Securities Act of 1933, as amended.

Advance: Any and all advances made by a Purchaser pursuant to Section 2.2 of this Agreement.

Affected Party: As defined in Section 2.4(a).

Affiliate: With respect to a Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

Basic Documents: This Agreement, the Indenture, the Sale and Servicing Agreement, the Multi-Party Agreement, the Trust Agreement and each other document entered into in connection with the foregoing, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

Borrowing Base: means, for any date of determination, the sum of (i) the product of (A) 100% minus the Minimum Subordination Percentage and (B) the aggregate Principal Balance of all Eligible Loans plus (ii) all amounts on deposit in the Principal and Interest Account representing collections of principal on the Unguaranteed Interests in the SBA Loans.

Closing Date:  March 28, 2001.

Collection Date: The date following the Termination Date on which the principal amount of the Note has been reduced to zero, the Purchasers have received all amounts of interest due in respect of the Note and other amounts due to the Purchasers in connection with this Agreement and the Indenture and each party to this Agreement has received all amounts due to it in connection with this Agreement.

Commercial Paper: On any day, any commercial paper note issued by a CP Purchaser for the purpose of financing or maintaining its investment in the Note.

Commitment: For each Liquidity Purchaser, the commitment of such Liquidity Purchaser to fund Advances in an amount not to exceed the amount set forth opposite such Liquidity Purchaser's name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

Commitment Termination Date: December 12, 2002 or such other date to which the Commitment Termination Date may be modified in accordance with the terms of
Section 2.1(c) or (e).

Compliance Certificate:  As defined in Section 3.2(c).

Concentration and Mix Criteria: On any day, each of the concentration limitations set forth below, which concentrations shall be measured on the basis of a percentage of the Outstanding Amount:

                  (a) the sum of the Principal Balances of the Obligors of Eligible Loans located in any one state is limited to 35% (or 40% for Connecticut);

                  (b) the sum of the Principal Balances of Eligible Loans from a particular industry (as defined by the four digit NAICS) is limited to 25%;

                  (c) the largest Principal Balance for an individual Eligible Loan is limited to (i) $1,000,000 during the first six months following the Closing Date and during the first six months following any Securitization and
(ii) thereafter, the greater of $1,000,000 and 2.0%;

                  (d) the aggregate Principal Balance of the five largest Eligible Loans is limited to (i) $5,000,000 during the first six months following the Closing Date and during the first six months following any Securitization and (ii) thereafter, the greater of $5,000,000 or 7.5%; and

                  (e) the aggregate Principal Balance of all Eligible Loans risk rated "4" is limited to 10%.

CP Purchaser: Variable Funding Capital Corporation, and any other Person approved by the SBA that has the option to fund Advances pursuant to this Agreement or a properly completed Related Group Addition Notice in the form of Exhibit B hereto or a properly completed CP Assignment and Acceptance in the form of Exhibit D hereto.

Deal Agent: With respect to VFCC, the VFCC Deal Agent. With respect to any other CP Purchaser, the Person acting as agent for such CP Purchaser pursuant to a properly completed Related Group Addition Notice in the form of Exhibit B hereto.

Eligible Assignee: (a) A Person whose short-term rating is at least "A-1" from S&P and "P-1" from Moody's, or whose obligations under this Agreement are unconditionally guaranteed by a Person whose short-term rating is at least "A-1" from S&P and "P-1" from Moody's, or (b) such other Person satisfactory to the CP Purchasers, the Deal Agents and each of the Rating Agencies rating the Commercial Paper and approved, in writing, by the Issuer and the SBA; provided, however, that no such approval by the Issuer shall be required in the event any Liquidity Purchaser is required by any Rating Agency rating the CP Purchasers' commercial paper notes or by any regulatory agency to make an assignment.

Eligible Loan: An SBA Loan that satisfies the requirements set forth in Section
3.02 of the Sale and Servicing Agreement.

Facility: The agreements and obligations of the parties hereto, as evidenced by the terms and provisions of this Agreement.

Facility Termination Date: December 12, 2002 or such other date to which the Facility Termination Date may be modified in accordance with the terms of
Section 2.1(d) or (e).

Fee Letter: The letter agreement, dated as of March 1, 2001, between the Issuer and the VFCC Deal Agent, as amended from time to time, and any other similar agreement entered into from time to time between the Issuer and a CP Purchaser or its Deal Agent.

First Union: First Union National Bank, in its individual capacity, and its successors or assigns.

FTA: Colson Services Corp., in its capacity as Fiscal and Transfer Agent of the SBA under the Multi-Party Agreement, or any successor thereto appointed by the SBA.

Funding Account:  As defined in the Sale and Servicing Agreement.

Funding Notice:  As defined in Section 2.1(b).

GAAP: Generally accepted accounting principles as in effect from time to time in the United States.

Increased Costs: Any amounts required to be paid by the Issuer to an Affected Party pursuant to Section 2.4.

Indemnified Amounts:  As defined in Section 6.1.

Indemnified Party:  As defined in Section 6.1.

Indenture Trustee: HSBC Bank USA, or its successor in interest, or any successor trustee appointed as provided in the Indenture.

Ineligible Loan: An SBA Loan that breaches a representation or warranty contained in Section 3.02 of the Sale and Servicing Agreement.

Initial Purchase Date: The date on which the initial Purchaser initially purchases the Note from the Issuer.

Liquidity Agent: With respect to VFCC, the VFCC Liquidity Agent. With respect to any other CP Purchaser, the Person acting as agent for its related Liquidity Purchasers pursuant to a properly completed Related Group Addition Notice in the form of Exhibit B hereto.

Liquidity Purchaser: First Union, and each other liquidity bank that agrees to fund Advances pursuant to a properly completed Related Group Addition Notice in the form of Exhibit B hereto or a properly completed Assignment and Acceptance in the form of Exhibit C hereto.

Loss Rate:  As defined in the Multi-Party Agreement.

Minimum Subordination Percentage: Means, for any date of determination, the greater of (i) 7.0% and (ii) twice the Seller's then applicable Loss Rate.

Moody's: Moody's Investors Service, Inc., and any successor thereto.

Note: The Note issued by the Issuer to the Administrative Agent, on behalf of the Purchasers, hereunder pursuant to the terms of this Agreement and the Indenture.

Outstanding Amount: The aggregate principal amount of the Note outstanding on the date of determination.

Person: An individual, partnership, corporation (including a business trust), joint stock company, limited liability company, limited partnership, limited liability partnership, trust, association, joint venture, any governmental authority or any other entity of any nature.

Principal Balance: The meaning set forth in Appendix A to the Sale and Servicing Agreement.

Purchase: The initial purchase by a Purchaser of the Note from the Issuer and the payment of any additional Advance by a Purchaser.

Purchase Date:  Any day on which a Purchaser makes a Purchase.

Purchase Limit: (i) As of any day of determination, the excess, if any, of $60,000,000 over the Outstanding Amount (as defined in Appendix A to the 1999 Sale and Servicing Agreement) of the 1999 Notes as of the beginning of such day; or (ii) such other amount as may be agreed to in writing among the Issuer, the Liquidity Agents and the Deal Agents (with the prior written consent of the SBA); provided, however, that at all times, on or after the Termination Date, the "Purchase Limit" shall mean the then outstanding principal amount of the Note and, provided, further, that the "Purchase Limit" may be reduced in accordance with the provisions of Section 2.3. No CP Purchaser shall be obligated to fund any Advance.

Purchasers: Collectively, the CP Purchasers and the Liquidity Purchasers and any other Person that may agree from time, pursuant to the pertinent Assignment and Acceptance, to fund an Advance hereunder and their successors and assigns.

ratable: With respect to each Related Group shall mean the fraction, expressed as a percentage, the numerator of which is the Commitment applicable to all Liquidity Purchasers in such Related Group and the denominator of which is the aggregate Commitment applicable to all Liquidity Purchasers in all Related Groups.

Rating Agency: Each of S&P, Moody's and any other rating agency that has been requested to issue a rating with respect to the commercial paper notes issued by a CP Purchaser.

Register:  As defined in Section 8.1(c).

Related: VFCC, the VFCC Deal Agent, the VFCC Liquidity Agent and First Union are deemed to be "related" as one group, and for any other CP Purchaser, such CP Purchaser and its Deal Agent, Liquidity Agent and Liquidity Purchasers shall be deemed to be "related" as another group.

Related Group: For each CP Purchaser, (i) such CP Purchaser and its related Deal Agent, Liquidity Agent and Liquidity Purchasers and (ii) any other CP Purchaser having the same related Deal Agent, Liquidity Agent and Liquidity Purchasers.

Required Purchasers: At a particular time, all (or 100%) of the Liquidity Purchasers.

Required Rating: A rating of at least "A" by S&P and "A2" by Moody's (pertaining to a party's long-term unsecured debt obligations), and at least "A-1" by S&P and "P-1" by Moody's (pertaining to a party's short-term unsecured debt obligations).

SBA: The United States Small Business Administration, an agency of the United States Government.

Securitization: A transaction pursuant to which the Unguaranteed Interests in the SBA Loans are transferred by the Issuer to another trust or special purpose entity and securities backed by or representing a beneficial ownership interest in such Unguaranteed Interests are sold to third-party investors.

Seller: First International Bank, a Connecticut bank and trust company, and its permitted successors and assigns.

Servicer Indemnified Amounts: As defined in Section 6.2.

Servicer Indemnified Party:  As defined in Section 6.2.

S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Subordination Percentage: Means a fraction, expressed as a percentage, calculated as 1.0 minus a fraction, the numerator of which is the Outstanding Amount less all amounts on deposit in the Principal and Interest Account representing payments of principal on the Unguaranteed Interests in the SBA Loans and all amounts on deposit in the Spread Account, and the denominator of which is the aggregate Principal Balance of all Eligible Loans.

Taxes: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto other than those arising out of an Affected Party's negligence) that are imposed by any government or other taxing authority.

Termination Date: The earliest of (a) the Business Day designated as the Termination Date by the Trust upon at least 2 Business Days' prior written notice to each Deal Agent, (b) the second Business Day preceding the Facility Termination Date, (c) the second Business Day preceding the Commitment Termination Date or (d) the occurrence of an Event of Default.

UCC:  The Uniform Commercial Code as in effect in the applicable jurisdiction.

United States:  The United States of America.

VFCC Agent's Account: For amounts payable to VFCC or any VFCC-related entity, a special account (account number 22341) in the name of the VFCC Deal Agent, or in the name of VFCC, as the case may be, maintained at Bankers Trust Company, or such other account as the VFCC Deal Agent may advise the Issuer.

         Section 1.2       Other Terms.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, as applicable, and not specifically defined herein, are used herein as defined in such Article 9.

         Section 1.3       Computation of Time Periods.

         Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."


                                   ARTICLE II

                              THE PURCHASE FACILITY

         Section 2.1       Sale and Delivery of the Note.

                  (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Issuer agrees to deliver to the Administrative Agent, on or before the Initial Purchase Date, the Note, which Note shall be duly executed by the Issuer, duly authenticated by the Indenture Trustee and registered in the name of the Administrative Agent or its nominee.

                  (b) On the terms and conditions hereinafter set forth, the Issuer may request the Purchasers to increase the principal outstanding on the Note (each such request, a "Funding Notice"), each such Funding Notice to be on the terms and conditions set forth herein and in the Indenture and substantially in the form of Exhibit A hereto. On each day prior to the Termination Date and subject to the satisfaction of the terms and conditions hereinafter set forth (including, without limitation, Section 2.2(b)), each CP Purchaser may, in its sole discretion, make a Purchase, or if any CP Purchaser shall decline to Purchase, the related Liquidity Purchaser shall make a Purchase, of its ratable share of the amount requested under a Funding Notice from time to time during the period from the date hereof to but not including the Termination Date. Notwithstanding anything to the contrary herein contained, no Liquidity Purchaser shall have any obligation to make any Purchase if, after giving effect to such Purchase, the aggregate amount of outstanding Purchases made by such Liquidity Purchaser would exceed the lesser of (X) such Liquidity Purchaser's ratable share of the lesser of (i) the Purchase Limit or (ii) the Borrowing Base or (Y) such Liquidity Purchaser's Commitment. Prior to executing a Related Group Addition Notice, each CP Purchaser and each Liquidity Purchaser that is part of a new Related Group shall purchase from the CP Purchasers and Liquidity Purchasers of each existing Related Group, its ratable share of all outstanding CP Advances and Liquidity Advances, respectively.

                  (c) The Issuer may, within 60 days, but no later than 45 days, prior to the then Commitment Termination Date, by written notice to each Deal Agent, with a copy to the Indenture Trustee and the SBA, request the CP Purchasers and the Liquidity Purchasers to extend the Commitment Termination Date for an additional period of up to 364 days from the date on which the renewal is approved. Each of the CP Purchasers and each Liquidity Purchaser shall make a determination, in its sole discretion and after a full credit review, within 15 days of the Commitment Termination Date, as to whether or not it will agree to extend the Commitment Termination Date; provided, however, that the failure of the CP Purchasers or any Liquidity Purchaser to make a timely response to the Issuer's request for extension of the Commitment Termination Date shall be deemed to constitute a refusal by the CP Purchasers or the Liquidity Purchaser, as the case may be, to extend the Commitment Termination Date. The Commitment Termination Date shall only be extended upon the consent of
(i) the CP Purchasers, (ii) 100% of the Liquidity Purchasers and (iii) the SBA. Any such renewal shall become effective only upon written confirmation to the Issuer by each Deal Agent on behalf of its related CP Purchaser and Liquidity Purchaser of its agreement to so renew and upon receipt by each Deal Agent of any fees required to be paid in connection with such renewal and any such renewal shall be binding upon the related CP Purchaser and Liquidity Purchaser.

                  (d) The Issuer may, within 60 days, but no later than 45 days, prior to the then Facility Termination Date, by written notice to each Deal Agent, with a copy to the Indenture Trustee and the SBA, request the CP Purchasers and the Liquidity Purchasers to extend the Facility Termination Date. Each of the CP Purchasers and each Liquidity Purchaser shall make a determination, in its sole discretion and after a full credit review, within 15 days of the Facility Termination Date, as to whether or not it will agree to extend the Facility Termination Date; provided, however, that the failure of the CP Purchasers or any Liquidity Purchaser to make a timely response to the Issuer's request for extension of the Facility Termination Date shall be deemed to constitute a refusal by the CP Purchasers or the Liquidity Purchaser, as the case may be, to extend the Facility Termination Date. The Facility Termination Date shall only be extended upon the consent of (i) the CP Purchasers, (ii) 100% of the Liquidity Purchasers and (iii) the SBA. Any such renewal shall become effective only upon written confirmation to the issuer by each Deal Agent on behalf of its related CP Purchaser and Liquidity Purchaser of its agreement to so renew and upon receipt by each Deal Agent of any fees required to be paid in connection with such renewal and any such renewal shall be binding upon the related CP Purchaser and Liquidity Purchaser.

                  (e) Notwithstanding the foregoing Sections 2.1(c) and (d), upon any conversion of the Servicer from a regulated bank to a commercial finance company (the "Conversion"), which is otherwise subject to the provisions of the Sale and Servicing Agreement, the Commitment Termination Date and the Facility Termination Date shall be the date that is the earlier of (i) the date that is 364 days after the date of the Conversion, or (ii) the then Commitment Termination Date, unless the CP Purchases, 100% of the Liquidity Purchasers and the SBA, upon appropriate due diligence and credit approvals agree that the then Commitment Termination Date and Facility Termination Date should not be accelerated.

         Section 2.2       The Purchases.

                  (a) Subject to the conditions described in Section 2.1, the initial Purchase shall be made in accordance with the procedures described in
Section 2.2(b). After the date of the initial Purchase, until the occurrence of the Termination Date, the CP Purchasers and the Liquidity Purchasers shall make subsequent Purchases in accordance with the provisions of the Indenture, but subject to the provisions of Section 2.1 (b) and Section 2.2 hereof.

                  (b) Each Purchase shall be made at least two Business Days after receipt by the Purchaser of a written Funding Notice substantially in the form of Exhibit A hereto delivered by the Issuer to each Deal Agent. Each Funding Notice must be received by the Deal Agents no later than 3:00 p.m. on a Business Day. If any Funding Notice is received by a Deal Agent after 3:00 p.m. on a Business Day or on a day that is not a Business Day, such Funding Notice shall be deemed to be received by such Deal Agent at 9:00 a.m. on the next following Business Day. Each such notice shall specify the amount by which the principal of the Note is to increase on such Purchase Date. The Issuer shall deliver no more than one such notice to each Deal Agent in any calendar month, and each amount specified in any such notice must be in an aggregate amount for all Purchasers at least equal to (i) $5,000,000 in the case of the initial Purchase and (ii) $500,000 in the case of any subsequent Purchase, and integral multiples of $1,000 in excess thereof provided, however, that such Advance shall not (x) exceed the product of (A) 100% minus the Minimum Subordination Percentage and (B) the aggregate Principal Balance of the Eligible Loans being transferred to the Issuer in connection with such Advance and (y) cause the Outstanding Amount of the Notes to exceed the lesser of (i) the Borrowing Base or (ii) the Purchase Limit. Following receipt of such notice, each Deal Agent shall determine whether or not its related CP Purchaser shall make the Purchase. If a CP Purchaser declines to make the Purchase, such Purchase will be made by the related Liquidity Purchaser. On the date of such Purchase, each CP Purchaser or each Liquidity Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Issuer, in same day funds, in the Funding Account, an amount equal to such CP Purchaser's or such Liquidity Purchaser's ratable share of the Purchase.

         Section 2.3       Reduction of the Purchase Limit.

         The Issuer may, upon at least 30 days' written notice to the Deal Agents, with a copy to the Indenture Trustee and the SBA, terminate in whole or reduce in part the unused Purchase Limit; provided, however, that each partial reduction of the Purchase Limit shall be in amounts equal to $1,000,000 or an integral multiple thereof. Each notice of reduction or termination pursuant to this Section 2.3 shall be irrevocable.

         Section 2.4       Increased Costs; Capital Adequacy; Illegality.

                  (a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by a Purchaser or any Affiliate thereof (each of which, an "Affected Party") with any new guideline or request from any central bank or other governmental agency or authority having authority over the Affected Party (whether or not having the force of law), (A) shall subject an Affected Party to any Tax (except for Taxes on the overall net income of such Affected Party), duty or other charge with respect to a Purchase, or any right to make Purchases hereunder, or on any payment made hereunder or (B) shall impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of the interest rate on the Notes), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or
(C) shall impose any other condition affecting a Purchase or a Purchaser's rights hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten days after demand by such Affected Party (which demand shall be reasonable and accompanied by a statement setting forth in reasonable detail the basis and calculations supporting such demand), the Issuer shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered. The Issuer shall also have the right to give a notice of termination and terminate the Agreement; provided, however, the Issuer shall immediately pay to the CP Purchasers an amount equal to the sum of all amounts due under the Note on such date, together with all of the CP Purchasers' fees and costs occasioned by such early termination. The Issuer shall remain liable for any and all amounts due under this Section 2.4(a) which accrued prior to the effective date of such termination.

                  (b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any new law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency having authority over the Affected Party (whether or not having the force of law), regarding capital adequacy, has or will have the effect of reducing the rate of return on the capital of any Affected Party (including, without limitation, any capital requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any capital requirement, if any, included in the determination of the interest rate on the Note) as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party after the Affected Party has accrued, expensed or realized such reduced rate of return (which demand shall be accompanied by a statement setting forth the basis for such demand), the Issuer shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

                  (c) If as a result of any event or circumstance similar to those described in clauses (a) or (b) of this section, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Purchases hereunder, then within ten days after demand by such Affected Party, the Issuer shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it.

                  (d) In determining any amount provided for in this section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this section shall submit to the Issuer a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent demonstrable error.

         Section 2.5       Taxes.

                  (a) All payments made by the Issuer or the Servicer under this Agreement or the other Basic Documents will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law. In such event, the Issuer or Servicer, (as the case may be) shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and the amount payable to each Purchaser will be increased (such increase, the "Additional Amount") such that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on a Purchaser with respect to payments required to be made by the Issuer or Servicer under this Agreement, by a taxing jurisdiction in which such Purchaser is organized or conducts business (as the case may be). If a Purchaser pays any Taxes in respect of which the Issuer is obligated to pay Additional Amounts under this Section 2.5(a), to the extent such Purchaser has not been reimbursed previously the Issuer shall promptly reimburse such Purchaser in full. If the Issuer or Servicer pays any Additional Amount that ultimately is determined not to be properly payable as an Additional Amount under this Section 2.5(a), the applicable Purchaser shall reimburse the Issuer or Servicer, as the case may be, for such amount upon receipt of evidence satisfactory to such Purchaser that such amount was not properly payable.

         At the time any Tax in respect of which the Issuer or the Servicer has paid an Additional Amount becomes due, then unless the Issuer would have been responsible for the payment of such Tax under Section 2.4(a)(ii)(A), each Purchaser shall rebate to the Issuer or the Servicer, as the case may be, the amount of such Tax owed by such Purchaser which was paid as an Additional Amount.

                  (b) To the extent not otherwise paid pursuant to Section 2.4, the Issuer will indemnify each Purchaser and the each Deal Agent for the full amount of Taxes in respect of which the Issuer is required to pay Additional Amounts (including, without limitation, any Taxes imposed by any jurisdiction on such Additional Amounts) paid by such Purchaser or Deal Agent (as the case may
be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that such Purchaser or Deal Agent, as appropriate, making a demand for indemnity payment shall provide the Issuer, at its address set forth under its name on the signature pages hereof, with a certificate from the relevant taxing authority or from a responsible officer of such Purchaser or Deal Agent stating or otherwise evidencing that such Purchaser or Deal Agent has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within ten days from the date the Purchaser or the Deal Agent (as the case may be) makes written demand therefor.

                  (c) Within 30 days after the date of any payment by the Issuer of any Taxes, the Issuer will furnish to the appropriate Deal Agent, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.

                  (d) If a Purchaser is not created or organized under the laws of the United States or a political subdivision thereof, such Purchaser shall, to the extent that it may then do so under applicable laws and regulations, deliver to the Issuer with a copy to each Deal Agent (i) within 15 days after the date hereof, or, if later, the date on which such Purchaser becomes a Purchaser hereunder two (or such other number as may from time to time be prescribed by applicable laws or regulations) duly completed copies of IRS Form 4224 or Form 1001 (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit the Issuer to make payments hereunder for the account of such Purchaser, as the case may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.5(d), copies (in such numbers as may from time to time be prescribed by applicable laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Issuer to make payments hereunder for the account of such Purchaser, without deduction or withholding of United States federal income or similar Taxes.

                  (e) For any period with respect to which a Purchaser or a Deal Agent has failed to provide the Issuer with the appropriate form, certificate or statement described in clause (d) of this section (other than if such failure is due to a change in law occurring after the date of this Agreement), such Deal Agent or such Purchaser, as the case may be, shall not be entitled to the protections of clauses (a) or (b) of this Section or Section 2.4 with respect to any Taxes or Additional Amounts.

                  (f) The Issuer shall be entitled to receive solely from the applicable Governmental Authority, any refunds payable by such Governmental Authority in respect of Taxes paid by the Issuer. Within 30 days of the written request of the Issuer therefor, the Deal Agent and the Purchaser, as appropriate, shall execute and deliver to the Issuer such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Issuer in applying for refunds of Taxes remitted hereunder; provided, however, that the Deal Agent and the Purchaser shall not be required to deliver such certificates, forms or other documents if they reasonably determine that the delivery of such certificate, form or other document would have a material adverse affect on the Deal Agent or

Purchaser; and, provided, further, that the Issuer shall reimburse the Deal Agent or Purchaser for any reasonable expenses incurred in the delivery of such certificate, form or other document.

                  (g) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Purchasers in connection with this Agreement or the funding or maintenance of Purchases hereunder, the Purchasers are required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this section then within ten days after demand by the Purchasers, the Issuer shall pay to the Purchasers such additional amount or amounts as may be necessary to reimburse the Purchasers for any amounts paid by them.

                  (h) Without prejudice to the survival of any other agreement of the Issuer hereunder, the agreements and obligations of the Issuer contained in this section shall survive the termination of this Agreement.


                                   ARTICLE III

                             CONDITIONS OF PURCHASES

         Section 3.1       Conditions Precedent to Initial Purchase.

         The initial Purchase hereunder is subject to the satisfaction, on or before the date of such purchase, as determined by the Deal Agents, of each condition precedent listed in Schedule I.

         Section 3.2       Conditions Precedent to Each Purchase.

         Each Purchase (including the initial Purchase) from the Issuer shall be subject to the further conditions precedent: (a) the Deal Agents shall have received a Funding Notice no later than 3:00 p.m. on the second Business Day immediately prior to the date of such Purchase, (b) on the date of such Purchase the following statements shall be true and the Issuer by accepting the amount of such Purchase shall be deemed to have certified that:

                           (i) The representations and warranties contained in
                  Section 4.1 are true and correct on and as of such day as though made on and as of such date,

                           (ii) No event has occurred and is continuing, or
                  would result from such Purchase which constitutes an Event of Default, or a material event which with notice or the passage of time or both would constitute an Event of Default,

                           (iii) On and as of such day, after giving effect to
                  such Purchase, the principal amount of the Note does not exceed the lesser of (x) the Purchase Limit, or (y) the Borrowing Base,

                           (iv) On and as of such day, without giving effect to
                  such Purchase, the Subordination Percentage is equal to or greater than the Minimum Subordination Percentage,

                           (v) On and as of such day, each of the Issuer, the
                  Seller and the Servicer has performed in all material respects all of the agreements contained in this Agreement, the Indenture, the Sale and Servicing Agreement and the other Basic Documents to be performed by such Person at or prior to such day,

                           (vi) On and as of such date, the Seller is Well
                  Capitalized,

                           (vii) The Servicer shall have received from the
                  Indenture Trustee a receipt in the form of Exhibit F to the Sale and Servicing Agreement acknowledging that the Indenture Trustee has received the documents required to be delivered to it pursuant to Section 2.04 of the Sale and Servicing Agreement,

                           (viii) On and as of such date, after giving effect to
                  such Purchase, the Concentration and Mix Criteria shall be satisfied in all respects,

                           (ix) The proceeds of such Purchase will be used to
                  fund SBA Loans, and

                           (x) No law or regulation shall prohibit, and no
                  order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Purchase by the Purchaser in accordance with the provisions hereof; and

no later than 3:00 p.m. on the second Business Day preceding the date of each such Purchase the Deal Agents shall have received a certificate, substantially in the form of Exhibit A hereto, of the President, a Senior Vice President, a Vice President, the Controller, the Treasurer or any Assistant Treasurer of the Servicer and of the Issuer (i) setting forth all information required under
Section 2.2(b) hereof, and (ii) certifying that each of the conditions set forth in (i) through (v) of Section 3.2(b) has been satisfied in full on or before such day and, with respect to all determinations of each element of each calculation necessary to satisfy the conditions in Section 3.2(b)(iii), that such calculations and determinations shall be based upon amounts and percentages as of the date thereof (such certificate being referred to herein as a "Compliance Certificate") and dated as of the date of such request; and, (d) the Deal Agents shall have received, for their own account and for the accounts of the Purchasers, all fees and expenses required by the Agreement to be paid on or before the date of such Purchase.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations and Warranties of the Issuer and the Servicer.

         Each of the Issuer and the Servicer represents and warrants as to itself as follows:

                  (a) Organization. It is duly organized and validly existing in good standing under the laws of the state of its organization, is duly qualified and in good standing as a foreign entity and authorized to do business in all other jurisdictions wherein the nature of its business or property makes such qualification materially necessary, and has full power and authority to own its properties and to conduct its business as presently conducted.

                  (b) Licenses and Approvals. It has obtained all necessary licenses and approvals in all states in which the ownership or lease of property or the conduct of its business requires such licenses and approvals except where the failure to have such licenses and approvals does not have a material adverse affect on its financial condition or on its ability to perform its obligations under the Basic Documents.

                  (c) Authority. It has full power and authority to execute and deliver, and perform each of its obligations under, each of the Basic Documents to which it is a party, including the Issuer's use of the proceeds of Purchases, and it has duly authorized the execution, delivery and performance of each of the foregoing and, in the case of the Issuer, the sale of the Note to the Purchasers by all necessary action.

                  (d) Enforceability. Each of the Basic Documents to which it is a party constitutes its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws and equitable principles affecting creditors' rights and remedies.

                  (e) No Conflicts. The consummation of the transactions contemplated by and the fulfillment of the terms of the Basic Documents to which it is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under its articles of organization or operating agreement or any material indenture, agreement, mortgage, deed of trust or other material instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien (other than as contemplated by this Agreement or the Indenture) upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust or other such instrument, other than the Basic Documents, or violate any law, rule, regulation or any order applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

                  (f) Legal Proceedings. There are no proceedings or investigations to which it is a party pending, or, to its best knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (a) asserting the invalidity of the Basic Documents, (b) seeking to prevent the consummation of any of the transactions contemplated by the Basic Documents, (c) seeking any determination or ruling that would materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, the Basic Documents or (d) which would have a material adverse effect on its ability to perform its obligations under the Basic Documents.

                  (g) Consents and Approvals. All approvals, authorizations, consents, orders or other actions of any Person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution, delivery and performance of the Basic Documents, have been received or taken, as the case may be.

                  (h) Information. No information, exhibit, financial statement, document, book, record or report furnished or to be furnished by it to a Deal Agent or a Purchaser, (i) is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the recipient thereof at the time of delivery or thereafter) as of the date so furnished, and (ii) no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading in light of the statements made therein and in other information furnished to a Deal Agent, Administrative Agent, Liquidity Agent or Purchaser.

                  (i) Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any "bulk sales" law by Issuer.

                  (j) Solvency. The Issuer is solvent and the transactions under this Agreement, the Basic Documents do not and will not impair such solvent state of the Issuer.

                  (k) Selection Procedures. No procedures believed by the Issuer to be materially adverse to the interests of the Purchasers were utilized by the Issuer in identifying and/or selecting the SBA Loans.

                  (l) Taxes. The Issuer has filed or caused to be filed all Tax returns which, to its knowledge, are required to be filed. The Issuer has paid all Taxes and all assessments made against it or any of its property which have become due (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Issuer), and no Tax lien has been filed against it or the Issuer's property and, to the Issuer's knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

                  (m) Exchange Act Compliance. No proceeds of any Purchase will be used by the Issuer to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (n) SBA Compliance. The Servicer is party to a current Small Business Administration Loan Guaranty Agreement (Deferred Participation) (SBA Form 750), which agreement is in full force and effect, and the Servicer has not been notified of the SBA's revocation of the Servicer's Preferred Lender or Certified Lender status where such status then exists to originate SBA Loans pursuant to the Small Business Administration Section7(a) Guaranteed Program.

                  (o) Value Given. The Issuer shall have given reasonably equivalent value in consideration for the transfer to the Issuer of the Unguaranteed Interests in the SBA Loans under the Sale and Servicing Agreement, no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code or similar law.

                  (p) Accounting. The Issuer accounts for the transfers to it of the Unguaranteed Interests in the SBA Loans under the Sale and Servicing Agreement as sales of such Unguaranteed Interests consistent with GAAP and with the requirements set forth herein, although such Unguaranteed Interests will continue to be reflected on the Servicer's consolidated balance sheet for financial reporting purposes.

                  (q) Separate Entity. The Issuer is operated as an entity with assets and liabilities distinct from those of the Servicer and any Affiliates thereof (other than the Issuer), and the Issuer hereby acknowledges that the Deal Agents and the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Issuer's identity as a separate legal entity from the Servicer and from each such other Affiliate of the Servicer.

                  (r) Security Interest. The Issuer has granted a security interest (as defined in the UCC) to the Indenture Trustee in the Unguaranteed Interests in the SBA Loans and the other assets being pledged under the Indenture, which is enforceable as a first priority security interest in accordance with applicable law upon execution and delivery of the Indenture, the Issuer acquiring an interest in such assets and the Issuer delivering the SBA Notes to the FTA. All filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Indenture Trustee in the Unguaranteed Interests in the SBA Loans and the other assets being pledged under the Indenture have been (or prior to the applicable Purchase will be) made.

                  (s) Investments. The Issuer does not own or hold directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

                  (t) Investment Company Act. The Issuer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (u) Offer and Sale. Neither the Issuer nor the Servicer nor any person acting on behalf of either of them has offered to sell the Note by any form of general solicitation or general advertising. Neither the Issuer nor the Servicer has offered or sold the Note or other similar security in any manner that would render the issuance and sale of the Note a violation of the Act, or require registration pursuant thereto, nor has it authorized nor will it authorize any person to act in such manner.

                  (v) Representations and Warranties. The representations and warranties made by the Issuer, the Seller or the Servicer in the Indenture, this Agreement and the Sale and Servicing Agreement and made in any officer's certificate of the Issuer, the Seller or the Servicer delivered pursuant to the Indenture, this Agreement and the Sale and Servicing Agreement will be true and correct in all material respects at the time made and on and as of the applicable Purchase Date (except as otherwise disclosed to the recipient thereof).

                  (w) Ownership Interest. Immediately prior to the transfer of the Unguaranteed Interests in the SBA Loans to the Issuer, the Seller held good and indefeasible title to, and was the sole owner of, such Unguaranteed Interests subject to no liens, charges, mortgages, encumbrances or rights of others; and immediately upon the transfer and assignment contemplated by the Sale and Servicing Agreement, the Issuer will hold good and indefeasible title to, and will be the sole owner of, such Unguaranteed Interests subject to no liens, charges, mortgages, encumbrances or rights of others except as contemplated by the Basic Documents.

                  (x) Eligibility. Each SBA Loan on the applicable Transfer Date is an Eligible Loan.

         The representations and warranties set forth in this section shall survive the initial Purchase of the Note and any future Purchases. Upon discovery by the Issuer, the Servicer, any Purchaser, any Liquidity Agent or any Deal Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

         Section 4.2 Representations, Warranties and Agreements of the
                     Purchasers.

         Each Purchaser hereby represents and warrants to, and agrees with, the Issuer that:

                  (a) The Purchaser understands that the Note purchased by it has not been registered under the Act or the securities laws of any State and, if the Note is not then registered under applicable federal and State securities law (which registration the Issuer is not obligated to effect), it will not offer to sell, transfer or otherwise dispose of the Note or any portion thereof except in a transaction which is exempt from such registration.

                  (b) The Purchaser is acquiring the Note for its own account, and not as a nominee for any other person, and the Purchaser is not acquiring the Note with a view to or for sale or transfer in connection with any distribution of the Note under the Act, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

                  (c) The Purchaser will not dispose of the Note or any portion thereof purchased by it in violation of any applicable securities laws.

                  (d) The Purchaser is an "accredited investor" as defined in Regulation D under the Act, that is experienced in making investments such as the Advances and is able to evaluate the merits and risks involved in financing SBA Loans.

                  (e) The Purchaser is not, and is not purchasing for, or on behalf of, a "benefit plan investor" as such term is defined in 29 C.F.R. Section2510.3-101, unless the transfer to, or holding of the Notes by, such Person will either: (i) not result in any prohibited transaction under Title I of the Employee Retirement Income Security Act of 1974, as amended, or excise taxes under Section 4975 of the Internal Revenue Code of 1986, as amended, or
(ii) result in a prohibited transaction, but any such transaction will be eligible for exemptive relief under Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective trust funds), Prohibited Transaction Class Exemption 90-1 (relating to investments by insurance company separate accounts), Prohibited Transaction Class Exemption 95-60 (relating to investments by insurance company general accounts), Prohibited Transaction Class Exemption 84-14 (relating to investments by qualified professional asset managers) or Prohibited Transaction Class Exemption 96-23 (relating to investments by in-house asset managers).

                  (f) Neither the Purchaser nor any person acting on its behalf has offered to sell the Note by any form of general solicitation or general advertising. The Purchaser has not offered the Note in any manner that would render the issuance and sale of the Note a violation of the Securities Act, or require registration pursuant thereto, nor has it authorized nor will it authorize any person to act in such manner.


                                    ARTICLE V

                                GENERAL COVENANTS

         Section 5.1       General Covenants of the Issuer.

                  (a) The Issuer hereby agrees to notify the Deal Agents, as soon as possible, and in any event within five (5) days after notice to the Issuer, of (a) the occurrence of any Event of Default, (b) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, (c) the failure of the Issuer to observe any of its material undertakings under the Basic Documents, or (d) any change in the status or condition of the Issuer or the SBA Loans in the aggregate that would reasonably be expected to adversely affect the Issuer's ability to perform its obligations under the Basic Documents.

                  (b) The Issuer agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Note in a manner that would require the registration under the Act of the sale to the Purchasers of the Note.

         Section 5.2       General Covenants of the Servicer.

                  (a) The Servicer hereby agrees to notify the Deal Agents, as soon as possible, and in any event within five (5) days after notice to the Servicer, of (a) the occurrence of any Event of Default, (b) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, (c) the failure of the Servicer to observe any of its material undertakings under the Basic Documents, (d) the commencement of any lawsuit, proceeding or investigation that, if determined adversely against the Servicer, could reasonably be expected to have a material adverse effect on the Note Purchaser, the Servicer's ability to perform its obligations under the Basic Documents or in the financial condition, results of operations or business or property of the Servicer and its affiliates, or (e) any change in the status or condition of the Servicer or the SBA Loans in the aggregate that would reasonably be expected to adversely affect the Servicer's ability to perform its obligations under the Basic Documents.

                  (b) The Servicer agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Note in a manner that would require the registration under the Act of the sale to the Purchasers of the Note.


                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 6.1       Indemnities by the Issuer.

         Without limiting any other rights which the Deal Agents, the Administrative Agent, the Liquidity Agents, the Purchasers or any of their respective Affiliates may have, hereunder or under applicable law, the Issuer hereby agrees to indemnify each of the Deal Agents, the Administrative Agent, the Liquidity Agents, the Purchasers and each of their respective Affiliates, together with their respective successors and permitted assigns (each of the foregoing Persons being individually called an "Indemnified Party") from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of, or resulting from the breach by the Issuer of any representation, warranty, covenant or obligation of the Issuer of, this Agreement, any Basic Document or the Note, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any related Indemnified Party or any Affiliate thereof.

         Any amounts subject to the indemnification provisions of this Section
6.1 shall be paid by the Issuer to the Indemnified Party within ten (10) Business Days following the Indemnified Party's demand therefor, setting forth in reasonable detail the basis therefor.

         Section 6.2       Indemnities by the Servicer.

         Without limiting any other rights which the Deal Agents, the Administrative Agent, the Liquidity Agents, the Purchasers or any of their respective Affiliates may have hereunder or under applicable law (but subject to such limitations as may be included in the Basic Documents concerning the Servicer's obligations to repurchase Unguaranteed Interests in SBA Loans), the Servicer hereby agrees to indemnify each of the Deal Agents, the Administrative Agent, the Liquidity Agents, the Purchasers and each of their respective Affiliates, together with their respective successors and permitted assigns (each of the foregoing Persons being individually called a "Servicer Indemnified Party") from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Servicer Indemnified Amounts") awarded against or incurred by any of them arising out of, or resulting from the breach by the Servicer of any representation, warranty, covenant or obligation of the Servicer of, this Agreement, any Basic Document or the Note, excluding, however (i) Servicer Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any related Servicer Indemnified Party or any Affiliate thereof and (ii) losses resulting from the credit risk of the Obligors of the SBA Loans.

         Any amounts subject to the indemnification provisions of this Section
6.2 shall be paid by the Servicer to the Indemnified Party within ten (10) Business Days following the Indemnified Party's demand therefor, setting forth in reasonable detail the basis therefor.


                                   ARTICLE VII

       THE ADMINISTRATIVE AGENT, THE DEAL AGENTS AND THE LIQUIDITY AGENTS

         Section 7.1 Authorization and Action.

                  (a) Each Purchaser hereby designates and appoints its related Deal Agent as a Deal Agent hereunder, and authorizes its related Deal Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Deal Agents by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Purchaser also hereby designates and appoints the Administrative Agent as the Administrative Agent hereunder, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Purchaser, each Deal Agent and the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or any other Deal Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of a Deal Agent or the Administrative Agent shall be read into this Agreement or otherwise exist for each Deal Agent or the Administrative Agent. In performing its functions and duties hereunder, the Deal Agents and Administrative Agent shall act solely as agent for the Purchasers and do not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer or any of its successors or assigns. The Deal Agents and Administrative Agent shall not be required to take any action which exposes the Deal Agents and Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The appointment and authority of the Deal Agents and Administrative Agent hereunder shall terminate at the indefeasible payment in full of all amounts due under the Note or under any Fee Letter.

                  (b) Each Liquidity Purchaser hereby designates and appoints its related Liquidity Agent as its Liquidity Agent hereunder, and authorizes such Liquidity Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Liquidity Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. Such Liquidity Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Liquidity Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Liquidity Agent shall be read into this Agreement or otherwise exist for such Liquidity Agent. In performing its functions and duties hereunder, such Liquidity Agent shall act solely as agent for its related Liquidity Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or any of its successors or assigns. Such Liquidity Agent shall not be required to take any action which exposes such Liquidity Agent to personal liability or which is contrary to this Agreement or applicable law.

The appointment and authority of such Liquidity Agents hereunder shall terminate at the indefeasible payment in full of all amounts due under the Note or under any Fee Letter.

         Section 7.2       Delegation of Duties.

                  (a) The Deal Agents and Administrative Agent may execute any of their duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Deal Agents and Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

                  (b) The Liquidity Agents may execute any of their duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Liquidity Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

                  (c) At least four Business Days prior to each Remittance Date, each Deal Agent shall provide the Issuer with written notice of the amount of interest and other fees that will be owing to such Deal Agent's Related Group on such Remittance Date. Each Deal Agent shall, upon request of the Issuer, cooperate with the Issuer in explaining how such interest amount was calculated.

         Section 7.3       Exculpatory Provisions.

                  (a) The Deal Agents and Administrative Agent, and any of their directors, officers, agents or employees, shall not be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Deal Agents and Administrative Agent, the breach of their obligations expressly set forth in this Agreement) or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Deal Agents and Administrative Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Issuer. The Deal Agents and Administrative Agent shall not be deemed to have knowledge of any Event of Default unless the Deal Agents and Administrative Agent have received notice from the Issuer or a Purchaser.

                  (b) Neither of the Liquidity Agents nor any of their directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Liquidity Agents, the breach of their obligations expressly set forth in this Agreement) or (ii) responsible in any manner to the Deal Agents or any of the Purchasers for any recitals, statements, representations or warranties made by the Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Liquidity Agents shall not be under any obligation to the Deal Agents or any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Issuer. The Liquidity Agents shall not be deemed to have knowledge of any Event of Default unless the Liquidity Agents have received notice from the Issuer, the Deal Agents or a Purchaser.

         Section 7.4       Reliance.

                  (a) The Deal Agents and Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts selected by the Deal Agents and Administrative Agent. The Deal Agents and Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless they shall first receive such advice or concurrence of the Purchasers or the Required Purchasers, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers, provided, that unless and until the Deal Agents and Administrative Agent shall have received such advice, the Deal Agents and Administrative Agent may take or refrain from taking any action, as the Deal Agents and Administrative Agent shall deem advisable and in the best interests of the Purchasers. The Deal Agents and Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Purchasers or the Required Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

                  (b) The Liquidity Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts selected by the Liquidity Agents. The Liquidity Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of Required Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers, provided, that unless and until the Liquidity Agents shall have received such advice, the Liquidity Agents may take or refrain from taking any action, as the

Liquidity Agents shall deem advisable and in the best interests of the Purchasers. The Liquidity Agents shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

         Section 7.5 Non-Reliance on Deal Agents, Administrative Agents,
                     Liquidity Agents and Other Purchasers.

         Each Purchaser expressly acknowledges that none of the Deal Agents, the Administrative Agent, the Liquidity Agents, nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates, has made any representations or warranties to it and that no act by the Deal Agents and Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by the Deal Agents or the Liquidity Agents. Each Purchaser represents and warrants to the Deal Agents, the Administrative Agent, and to the Liquidity Agents that it has and will, independently and without reliance upon the Deal Agents, the Liquidity Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Issuer and made its own decision to enter into this Agreement.

         Section 7.6       Reimbursement and Indemnification.

         The Liquidity Purchasers agree to reimburse and indemnify their related CP Purchaser, their related Deal Agent, their related Liquidity Agent, the Administrative Agent, and each of their respective officers, directors, employees, representatives and agents ratably according to their pro rata shares, to the extent not paid or reimbursed by the Issuer or the Servicer (i) for any amounts for which their related CP Purchaser, their related Liquidity Agent, acting in its capacity as Liquidity Agent, or their related Deal Agent, acting in its capacity as Deal Agent, the Administrative Agent, acting in its capacity as Administrative Agent, is entitled to reimbursement by the Issuer or the Servicer hereunder and (ii) for any other expenses incurred by their related CP Purchaser, their related Liquidity Agent, acting in its capacity as Liquidity Agent, their related Deal Agent, acting in its capacity as Deal Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement.

         Section 7.7 Deal Agents, Administrative Agent and Liquidity
                     Agents in their Individual Capacities.

         The Deal Agents, the Administrative Agent, the Liquidity Agents and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Servicer or any Affiliate of the Servicer as though the Deal Agents, the Administrative Agent or the Liquidity Agents, as the case may be, were not the Deal Agents, the Administrative Agent or the Liquidity Agents, as the case may be, hereunder. With respect to the acquisition of the Note pursuant to this Agreement, the Deal Agents, the Administrative Agent, the Liquidity Agents and each of their respective Affiliates shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Deal Agents, the Administrative Agent, or the Liquidity Agents, as the case may be, and the terms "Liquidity Purchaser," "Purchaser," "Liquidity Purchasers" and "Purchasers" shall include the Deal Agents or the Liquidity Agents, as the case may be, in their individual capacity.

         Section 7.8 Successor Deal Agents, Administrative Agent or
                     Liquidity Agents.

                  (a) Each Deal Agent may, upon 5 days' notice to the Issuer, the SBA and the related Purchasers, and each Deal Agent will, upon the direction of all its related Purchasers (other than such Deal Agent, in its individual capacity) resign as a Deal Agent. The Administrative Agent may, upon 5 days' notice to the Issuer, the SBA and the Purchasers, and the Administrative Agent will, upon the direction of all the Required Purchasers, resign as Administrative Agent. If such Deal Agent or Administrative Agent shall resign, then the Purchasers related to such Deal Agent (with respect to a resigning Deal Agent) or the Required Purchasers (with respect to the resigning Administrative Agent) during such 5-day period shall appoint from among the applicable Purchasers a successor agent. If for any reason no successor Deal Agent is appointed during such 5-day period, then effective upon the expiration of such five-day period, the Purchasers related to such Deal Agent shall perform all of the duties of its related Deal Agent hereunder and the Issuer shall make all payments in respect of the Note or under any Fee Letter directly to the applicable Purchaser(s) and for all purposes shall deal directly with such Purchasers. No resignation of the Administrative Agent shall be effective until its successor shall have been appointed and accepted such appointment. After the retiring Deal Agent's or Administrative Agent's resignation hereunder as Deal Agent or Administrative Agent, the provisions of this Agreement shall inure to its benefit and be binding upon it as to any actions taken or omitted to be taken by it while it was Deal Agent or Administrative Agent under this Agreement.

                  (b) Each Liquidity Agent may, upon 5 days' notice to the Issuer, the SBA, the Deal Agents and the related Liquidity Purchasers, and each Liquidity Agent will, upon the direction of all its related Liquidity Purchasers (other than such Liquidity Agent, in its individual capacity) resign as Liquidity Agent. If such Liquidity Agent shall resign, then its related Purchasers during such 5-day period shall appoint from among the related Liquidity Purchasers a successor Liquidity Agent. If for any reason no successor Liquidity Agent is appointed by the applicable Purchasers during such 5-day period, then effective upon the expiration of such 5-day period, the related Liquidity Purchasers shall perform all of the duties of its related Liquidity Agent hereunder and all payments in respect of the Note and any amount due at any time hereunder or under any Fee Letter directly to the applicable Liquidity Purchaser and for all purposes shall deal directly with the Liquidity Purchasers. After any retiring Liquidity Agent's resignation hereunder as Liquidity Agent, the provisions of this Agreement shall inure to its benefit and be binding upon it as to any actions taken or omitted to be taken by it while it was Liquidity Agent under this Agreement.


                                  ARTICLE VIII

                           ASSIGNMENTS; PARTICIPATIONS

         Section 8.1       Assignments and Participations.

                  (a) Each Liquidity Purchaser may upon at least 30 days notice to its related CP Purchasers, the related Deal Agent, the related Liquidity Agent, the Issuer, the Servicer, the SBA and S&P and Moody's, assign to one or more banks or other entities satisfactory to the SBA and the Administrative Agent all or a portion of its rights and obligations under this Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Liquidity Purchaser's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Liquidity Purchaser being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) $15,000,000 or an integral multiple of $1,000,000 in excess of that amount and (B) the full amount of the assigning Liquidity Purchaser's Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the related Deal Agent, for their acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit C hereto, together with a processing and recordation fee of $3,500 or such lesser amount as shall be approved by the related Deal Agent, (v) such assignment shall not require the Issuer to register as an "investment company" under the Investment Company Act and (vi) the parties to each such assignment shall have agreed to reimburse the related Deal Agent, Liquidity Agent and CP Purchasers for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the related Deal Agent, Liquidity Agent and CP Purchasers) incurred by the related Deal Agent, Liquidity Agent and CP Purchasers, respectively, in connection with such assignment, and, provided, further, that upon the effective date of such assignment all of the related CP Purchasers' internal control conditions shall be satisfied. Except with respect to assignments to First Union or any of its banking Affiliates which do not result in increased costs to Issuer or the Servicer, no such assignment shall become effective unless the Issuer shall have consented in writing thereto, which consent will not be unreasonably withheld. Upon such execution, delivery and acceptance by the related Deal Agent and Liquidity Agent and the recording by the related Deal Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the related Deal Agent and Liquidity Agent, unless a later date is specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Liquidity Purchaser hereunder and (ii) the Liquidity Purchaser assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement except with respect to actions theretofore taken (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Liquidity Purchaser's rights and obligations under this Agreement, such Liquidity Purchaser shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Liquidity Purchaser assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Liquidity Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Liquidity Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the related CP Purchasers or the performance or observance by the related CP Purchasers of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the related Deal Agent or Liquidity Agent, such assigning Liquidity Purchaser or any other Liquidity Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assigning Liquidity Purchaser and such assignee confirm that such assignee is an Eligible Assignee; (vi) such assignee appoints and authorizes each of the related Deal Agent and Liquidity Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Liquidity Purchaser and (viii) such assignee makes each of the representations and warranties contained in
Section 4.2.

                  (c) Each Deal Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the related Liquidity Purchasers and the Commitment of, and the interest in the Note owned by each related investor from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the CP Purchasers, the Issuer, the Servicer and the Liquidity Purchasers may treat each Person whose name is recorded in the Register as a Liquidity Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by the CP Purchasers, the Liquidity Agents, the Issuer, the Servicer or any Liquidity Purchaser at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Subject to the provisions of Section 8.1(a), upon its receipt of an Assignment and Acceptance executed by an assigning Liquidity Purchaser and an assignee, the related Deal Agent and Liquidity Agent shall each, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, accept such Assignment and Acceptance, and the related Deal Agent shall then (i) record the information contained therein in the Register and (ii) give prompt notice thereof to the related CP Purchasers.

                  (e) With the prior consent of the SBA and the Administrative Agent, each Liquidity Purchaser may sell participations to banks or other entities which qualify as "institutional" accredited investors within the meaning of Rule 501(a)(1)-(3) or (7) under the Act in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and each interest in the Note owned by it); provided, however, that (i) such Liquidity Purchaser's obligations under this Agreement

(including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Liquidity Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such participation shall not require the Issuer to register as an "investment company" under the Investment Company Act and (iv) the Deal Agents and the other Liquidity Purchasers shall continue to deal solely and directly with such Liquidity Purchaser in connection with such Liquidity Purchaser's rights and obligations under this Agreement. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Liquidity Purchaser (including any right to receive payment) under Sections 2.4 and 2.5; provided, however, that no participant shall be entitled to receive payment under such Sections in excess of the amount that would have been payable under such Sections by the Issuer to the Liquidity Purchaser granting its participation had such participation not been granted, and no Liquidity Purchaser granting a participation shall be entitled to receive payment under such Sections in an amount which exceeds the sum of (i) the amount to which such Liquidity Purchaser is entitled under such Sections with respect to any portion of any interest in the Note owned by such Liquidity Purchaser which is not subject to any participation, plus (ii) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section 8.1, the participant's rights as set forth in the agreement between such participant and the applicable Liquidity Purchaser to agree to or to restrict such Liquidity Purchaser's ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights which such Liquidity Purchaser may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 9.1 of this Agreement.

                  (f) Each Liquidity Purchaser may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.1, disclose to the assignee or participant or proposed assignee or participant any information relating to the Issuer or the CP Purchasers furnished to such Liquidity Purchaser by or on behalf of the Issuer or the CP Purchasers; provided that such assignee or participant or proposed assignee or participant executes an agreement for the benefit of the Issuer, in form and substance satisfactory to the Issuer, agreeing to maintain the confidentiality of such information.

                  (g) In the event (i) a Liquidity Purchaser ceases to qualify as an Eligible Assignee or (ii) a Liquidity Purchaser makes demand for compensation pursuant to Sections 2.4 or 2.5, the related CP Purchasers may, and, upon the direction of the Issuer and prior to the occurrence of an Event of Default, shall, in any such case, notwithstanding any provision to the contrary herein, replace such Liquidity Purchaser with an Eligible Assignee approved by the Issuer (which approval shall not be unreasonably withheld) and the SBA by giving three Business Days' prior written notice to such Liquidity Purchaser. In the event of the replacement of a Liquidity Purchaser, such Liquidity Purchaser agrees (i) to assign all of its rights and obligations hereunder to an Eligible Assignee selected by the related CP Purchasers and approved by the Issuer (which approval shall not be unreasonably withheld) upon payment to such Liquidity Purchaser of all amounts due such Liquidity Purchaser under the Note, together with any accrued and unpaid interest thereon, all accrued and unpaid fees owing to such Liquidity Purchaser and all other amounts owing to such Liquidity Purchaser hereunder and

(ii) to execute and deliver an Assignment and Acceptance and such other documents evidencing such assignment as shall be necessary or reasonably requested by the related CP Purchasers, the Issuer or the related Deal Agent. In the event that any Liquidity Purchaser ceases to qualify as an Eligible Assignee, such affected Liquidity Purchaser agrees (1) to give the related Deal Agent, the Issuer and the related CP Purchasers prompt written notice thereof and (2) subject to the following proviso, to reimburse the related Deal Agent, the related Liquidity Agent, the Issuer, the Servicer, the related CP Purchasers and the relevant assignee for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for each of the related Deal Agent, the related Liquidity Agent, the Issuer, the Servicer and the related CP Purchasers and such assignee) incurred by the related Deal Agent, the related Liquidity Agent, the Issuer, the Servicer, the related CP Purchasers and such assignee, respectively, in connection with any assignment made pursuant to this Section 8.1(g) by such affected Liquidity Purchaser; provided, however, that such affected Liquidity Purchaser's liability for such costs, fees and expenses shall be limited to the amount of any up-front fees paid to such affected Liquidity Purchaser at the time that it became a party to this Agreement pursuant to the related Fee Letter.

                  (h) Nothing herein shall prohibit any Liquidity Purchaser from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with applicable law and any such pledge or collateral assignment may be made without compliance with Section 8.1(a) or
Section 8.1(b).

                  (i) With the prior consent of the SBA and the Administrative Agent, each CP Purchaser may upon at least 30 days notice to its related Deal Agent, the related Liquidity Agent, the Issuer, the SBA and the Servicer, assign to one or more entities that issues commercial paper for which the VFCC Deal Agent acts as Deal Agent all or a portion of its rights and obligations under this Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning CP Purchaser's rights and obligations under this Agreement, (ii) the parties to each such assignment shall execute and deliver to the related Deal Agent, for their acceptance and recording in the Register, a CP Assignment and Acceptance in the form of Exhibit D hereto, together with a processing and recordation fee of $3,500 or such lesser amount as shall be approved by the related Deal Agent and
(iii) the parties to each such assignment shall have agreed to reimburse the related Deal Agent, Liquidity Agent and CP Purchasers for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the related Deal Agent, Liquidity Agent and CP Purchasers) incurred by the related Deal Agent, Liquidity Agent and CP Purchasers, respectively, in connection with such assignment, and, provided, further, that upon the effective date of such assignment all of the related CP Purchasers' internal control conditions shall be satisfied. No such assignment shall require the consent of the Issuer. Upon such execution, delivery and acceptance by the related Deal Agent and Liquidity Agent and the recording by the related Deal Agent, from and after the effective date specified in each CP Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the related Deal Agent and Liquidity Agent, unless a later date is specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such CP Assignment and Acceptance, have the rights and obligations of a CP Purchaser hereunder and (ii) the CP Purchaser assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such CP Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement except with respect to actions theretofore taken (and, in the case of a CP Assignment and Acceptance covering all or the remaining portion of an assigning CP Purchaser's rights and obligations under this Agreement, such CP Purchaser shall cease to be a party hereto).

                  (j) By executing and delivering a CP Assignment and Acceptance, the CP Purchaser assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such CP Assignment and Acceptance, such assigning CP Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning CP Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the related Liquidity Purchasers or the performance or observance by the related Liquidity Purchasers of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the related Deal Agent or Liquidity Agent, such assigning CP Purchaser or any other CP Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes each of the related Deal Agent and Liquidity Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto;
(vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a CP Purchaser and (vii) such assignee makes each of the representations and warranties contained in Section 4.2.

                  (k) Each Deal Agent shall maintain at its address referred to herein a copy of each CP Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the related CP Purchasers and the interest in the Note owned by each related investor from time to time (the "CP Register"). The entries in the CP Register shall be conclusive and binding for all purposes, absent manifest error, and the CP Purchasers, the Issuer, the Servicer and the Liquidity Purchasers may treat each Person whose name is recorded in the CP Register as a CP Purchaser hereunder for all purposes of this Agreement. The CP Register shall be available for inspection by the CP Purchasers, the Liquidity Agents, the Issuer, the Servicer or any Liquidity Purchaser at any reasonable time and from time to time upon reasonable prior notice.

                  (l) Subject to the provisions of Section 8.1(i), upon its receipt of a CP Assignment and Acceptance executed by an assigning CP Purchaser and an assignee, the related Deal Agent and Liquidity Agent shall each, if such CP Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, accept such a CP Assignment and Acceptance, and the related Deal Agent shall then (i) record the information contained therein in the CP Register and (ii) give prompt notice thereof to the related Liquidity Purchasers.

                  (m) Each CP Purchaser may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 8.1, disclose to the assignee or participant or proposed assignee or participant any information relating to the Issuer or the Liquidity Purchasers furnished to such CP Purchaser by or on behalf of the Issuer or the Liquidity Purchasers; provided that such assignee or participant or proposed assignee or participant executes an agreement for the benefit of the Issuer, in form and substance satisfactory to the Issuer, agreeing to maintain the confidentiality of such information.

                  (n) At any time and from time to time, without the consent of the Issuer, the Servicer or any other party hereto, a CP Purchaser or a Liquidity Purchaser may assign all or any portion of its interests in Advances hereunder to its related Liquidity Purchasers or CP Purchasers, respectively. The CP Purchaser or Liquidity Purchaser making such assignment shall provide written notice to the Issuer of any such assignment. Upon any such assignment from a CP Purchaser to its related Liquidity Purchasers, the portion of the interest in the Advance so assigned shall be deemed for all purposes (including but not limited to determining the Program Fee) to be a Liquidity Advance. Upon any such assignment from a Liquidity Purchaser to its related CP Purchasers, the portion of the interest in the Advance so assigned shall be deemed for all purposes (including but not limited to determining the Program Fee) to be a CP Advance.

                  (o) Notwithstanding anything contained herein to the contrary, except for exercising the Put Option, no Purchaser may sell, transfer, assign, pledge, participate or otherwise convey any interest in its interest in any Advances or its rights or obligations under this Agreement without the prior written consent of the SBA, which may be withheld in its sole discretion.


                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1       Amendments and Waivers.

                  (a) Except as provided in Section 9.1(b), no amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Issuer, the Servicer, the SBA, the Deal Agents and the Required Purchasers. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The Servicer shall provide the Indenture Trustee and the Owner Trustee with a copy of any amendment, modification or waiver of the Agreement.

                  (b) No amendment, waiver or other modification of this Agreement shall:

                           (i) without the consent of the Issuer, the SBA and each affected Purchaser, (A) extend the Commitment Termination Date,
         (B) reduce the rate or extend the time of payment of interest on the Note, (C) reduce any fee payable to the Deal Agents for the benefit of the Purchasers, (D) except pursuant to Article VIII hereof, change the amount of a Liquidity Purchaser's pro rata share or an a Liquidity Purchaser's Commitment, (E) amend, modify or waive any provision of the definition of Required Purchasers or this Section 9.1(b), (F) consent to or permit the assignment or transfer by the Issuer of any of its rights and obligations under this Agreement or (G) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (E) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

                           (ii) without the written consent of the Issuer, the SBA and the Deal Agents, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Deal Agent.

                  (c) Notwithstanding the foregoing provisions of this Section 9.1, without the consent of the Liquidity Purchasers the Deal Agents may, with the consent of the Issuer, which consent will not be unreasonably withheld, and the consent of the SBA enter into a Related Group Addition Notice in the form of Exhibit B solely to add additional Persons as Purchasers hereunder.

         Section 9.2       Notices, Etc.

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or as otherwise set forth in the Basic Documents or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, (b) notice by telex, when telexed against receipt of answerback, or (c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article II shall not be effective until received with respect to any notice sent by mail or telex.

         Section 9.3       Ratable Payments.

         If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Note owing to such Purchaser in a greater proportion than that received by any other Purchaser, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Note held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of the Note; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         Section 9.4       No Waiver; Remedies.

         No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 9.5       Binding Effect.
         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 9.6       Term of this Agreement.

         This Agreement, including, without limitation, the Issuer's and the Servicer's obligations to observe their covenants set forth in Article V, shall remain in full force and effect until the Collection Date; provided, however, that the obligations of the Issuer under Section 2.4, the indemnification and payment provisions of Article VI and the provisions of Section 9.10 and Section
9.11 and the agreements of the parties contained in Sections 9.7, 9.8, 9.9 and
9.12 shall be continuing and shall survive any termination of this Agreement.

         SECTION 9.7       GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         SECTION 9.8       WAIVER OF JURY TRIAL.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         Section 9.9       Costs and Expenses.

                  (a) The Issuer shall pay all fees and expenses as provided for in each Fee Letter on the day each such fee or expense is stated to be due in such Fee Letter.

                  (b) The Issuer or Servicer shall pay all reasonable costs and expenses (including reasonable fees and disbursements of one counsel retained by and acting on the collective behalf of the Deal Agents, the Administrative Agent, the Liquidity Agents and the Purchasers) subsequent to the Closing Date in connection with the preparation, execution and delivery of any waiver, amendment or consent relating to this Agreement or any of the Basic Documents.

                  (c) The Issuer and the Servicer shall pay the costs and expenses of the Deal Agents, the Administrative Agent, the Liquidity Agents, and the Purchasers, including, without limitation, the costs and expenses of consulting with one or more persons such as appraisers, accountants and attorneys, concerning or related to the nature, scope or value of any right or remedy of the Deal Agents, the Administrative Agent, the Liquidity Agents and the Purchasers hereunder or under any of the other Basic Documents, including any review of factual matters in connection therewith, which expenses shall include all reasonable fees and disbursements of one set of each of such types of Persons, retained by and acting on the collective behalf of the Deal Agents, the Administrative Agent, the Liquidity Agents and the Purchasers. The Issuer or Servicer shall pay all costs and expenses of the Deal Agents, the Administrative Agent, the Liquidity Agents and the Purchasers in connection with prosecuting or defending any claim in any way arising out of, related to, connected with, or enforcing any provision of, this Agreement or any of the other Basic Documents relating to, arising out of or in connection with any breach or alleged breach by the Issuer or the Servicer of its representations, warranties, obligators or covenants hereunder or under any other Basic Document, which expenses shall include the reasonable fees and disbursements of one counsel and one set of experts and other consultants retained by and acting on the collective behalf of the Deal Agents, the Administrative Agent, the Liquidity Agents and the Purchasers.

         Section 9.10      No Proceedings.

         Each of the Issuer, the Deal Agents, the Administrative Agent, the CP Purchasers, the Liquidity Agent and the Servicer hereby agrees that it will not institute against, or join any other Person in instituting against any CP Purchaser any bankruptcy, insolvency, winding up, dissolution, receivership, conservatorship or other similar proceeding or action so long as any commercial paper issued by the CP Purchasers shall be outstanding or there shall not have elapsed one year and one day since the last day on which any such commercial paper shall have been outstanding.

         Section 9.11      Recourse Against Certain Parties.

                  (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such party or any incorporator, affiliate, stockholder, officer, employee, manager or director of such party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such party or any incorporator, stockholder, affiliate, officer, employee, manager or director of such party or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of such party and each incorporator, stockholder, affiliate, officer, employee, manager or director of such party or of any such administrator, as such, or any of them, for breaches by such party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.11 shall survive the termination of this Agreement.

                  (b) Notwithstanding anything contained in this Agreement, no CP Purchaser shall have any obligation to pay any amount required to be paid by it hereunder to any Liquidity Agent, the Administrative Agent or any Deal Agent, in excess of any amount available to such CP Purchaser after paying or making provision for the payment of its Commercial Paper. All payment obligations of a CP Purchaser hereunder are contingent upon the availability of funds in excess of the amounts necessary to pay Commercial Paper; and each of the Liquidity Agent, the Administrative Agent, each Deal Agent and each Liquidity Purchaser agrees that they shall not have a claim under Section 101(5) of the United State Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to a CP Purchaser to pay such amounts after paying or making provision for the payment of its Commercial Paper.

         Section 9.12      Confidentiality.

                  (a) Each of the Deal Purchaser Agents, the Administration Agent, the Purchasers, the Liquidity Agents, the Servicer and the Issuer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and the other confidential proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers, members and employees may (i) disclose such information to its external accountants, attorneys, and the agents of such Persons ("Excepted Persons"), and as required by an applicable law or order of any judicial or administrative proceeding, (ii) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in Law or in equity or pursuant to arbitration) involving this Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with this Agreement, (iii) disclose the existence of the Agreement, but not the financial terms thereof and (iv) disclose the amount of each Liquidity Purchaser's Commitment, the conditions precedent to each Purchase set forth in Section 2.2 and the provisions concerning prepayment of the Note and the removal of Unguaranteed Interests in the SBA Loans from the lien of the Indenture.

                  (b) Anything herein to the contrary notwithstanding, the Issuer and the Servicer hereby consent to the disclosure of any nonpublic information with respect to it (i) to the Deal Agents, the Liquidity Agents or the Purchasers by each other, or (ii) by the Co-Purchaser Agents, the Liquidity Agents or a Purchaser to any Rating Agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Purchaser and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that such disclosure will not cause the offering of the Notes to be required to be registered under the Act and each such Person is informed of the confidential nature of such information. In addition, the Purchasers, the Liquidity Agents and the Deal Agents may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings.

         Section 9.13      Counterparts.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any Fee Letter.

         Section 9.14      Limitation of Liability.

         Notwithstanding any other provision herein or elsewhere, in no event shall First Union Trust Company, National Association (the "Trust Company") or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Issuer hereunder or under any other Basic Document, as to all of which recourse shall be had solely to the assets of the Issuer, and for all purposes of this Agreement and each other Basic Document, the Owner Trustee and the Trust Company shall be entitled to the benefits of the Trust Agreement.

         Section 9.15      Inconsistencies.

         If any provision of this Agreement is inconsistent with any provision of the Multi-Party Agreement, the provision of the Multi-Party Agreement shall control.

                             [Signatures to Follow]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE ISSUER:              FIB FUNDING TRUST II


                         By:  FIRST INTERNATIONAL BANK


                                By   /s/Ted Horan
                                  -----------------------------
                                Name:  Ted Horan
                                Title: Sr. Vice President


THE SERVICER:            FIRST INTERNATIONAL BANK


                                By   /s/Ted Horan
                                  -----------------------------
                                   Name:   Ted Horan
                                   Title:  Sr. Vice President

THE LIQUIDITY PURCHASERS:     FIRST UNION NATIONAL BANK,
                              a national banking corporation

                              Commitment:   $61,200,000 less the
                                            Outstanding Amount (as
                                            defined in Appendix A to
                                            the 1999 Sale and
                                            Servicing Agreement) of
                                            the 1999 Notes

                              By:  /s/Terence P. Begley
                                 -------------------------------
                              Name:   Terence P. Begley
                                   -----------------------------
                              Title: Senior Vice President
                                   -----------------------------

                              First Union National Bank
                              One First Union Center, TW9
                              Charlotte, North Carolina 28288
                              Attention:  Bill A. Shirley
                              Facsimile Number:  (704) 374-3254
                              Telephone Number:  (704) 383-6913



THE CP PURCHASERS:            VARIABLE FUNDING CAPITAL CORPORATION,
                              a Delaware corporation

                              By:  First Union Securities, Inc.,
                                   as attorney-in-fact

                                       By: /s/Douglas R. Wilson, Sr.
                                         --------------------------------
                                       Name:  Douglas R. Wilson, Sr.
                                       Title: Vice President

                              Variable Funding Capital Corporation
                              c/o First Union Securities, Inc.
                              One First Union Center, TW9
                              Attention:  Conduit Administration
                              Facsimile Number:  (704) 374-2520
                              Telephone Number:  (704) 383-6036

THE DEAL AGENTS                             FIRST UNION SECURITIES, INC.
("VFCC  Deal Agent") and THE
ADMINISTRATIVE AGENT:


                                            By:/s/Michael L. Clippinger
                                                ------------------------------
                                            Name:  Michael L. Clippinger
                                                 -----------------------------
                                            Title:    Vice President
                                                 -----------------------------

                                            First Union Securities, Inc.
                                            One First Union Center, TW9
                                            Charlotte, North Carolina 28288
                                            Attention:  Conduit Administration
                                            Facsimile Number:   (704) 374-2520
                                            Telephone Number:  (704) 383-6036

THE LIQUIDITY AGENTS                        FIRST UNION NATIONAL BANK,
("First Union"):                            a national banking association

                                            By:   /s/Terence P. Begley
                                                 -----------------------------
                                            Name:  Terence P. Begley
                                                 -----------------------------
                                            Title:     Senior Vice President
                                                 -----------------------------

                                            First Union National Bank
                                            One First Union Center, TW9
                                            Charlotte, North Carolina 28288
                                            Attention: Bill A. Shirley
                                            Facsimile Number:    (704) 374-3254
                                            Telephone Number:  (704) 383-6913